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                                                             EXHIBIT 23.6





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the incorporation by refernce in this Registration Statement on Form S-3/A (No. 333-13123) of Metrocall, Inc., of our report dated February 3, 1995, except as to the first paragraph of Note 8 for which the date is August 31, 1995, relating to the financial statements of Network Paging Corporation, which is appearing in the Current Report on Form 8-K/A of Metrocall, Inc. We also consent to the references to us under the heading "Experts" in such Prospectus.




/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Tampa, Florida
November 7, 1996